UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-effective amendment no. 2 to Form S-8 Registration Statement no. 333-147914

Post-effective amendment no. 2 to Form S-8 Registration Statement no. 333-156093

Post-effective amendment no. 2 to Form S-8 Registration Statement no. 333-202546

Post-effective amendment no. 1 to Form S-8 Registration Statement no. 333-202547

Rio Tinto plc	Rio Tinto Limited ABN 96 004 458 404

England and Wales	None	Australia	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 St. James’s Square London, SW1Y 4AD United Kingdom (Address of principal executive offices)	Level 7, 360 Collins Street Melbourne, Victoria 3000, Australia (Address of principal executive offices)

Rio Tinto plc Management Share Plan 2007 Rio Tinto plc Bonus Deferral Plan Rio Tinto Limited Share Option Plan 2004	Rio Tinto Limited Management Share Plan 2007 Rio Tinto Limited Bonus Deferral Plan
Cheree Finan
Corporate Secretary
Rio Tinto Services Inc.
80 State Street
Albany, New York, 12207-2543
(Name and address of agent for service)

(801) 204-2251
(Telephone number, including area code, for agent for service)

Explanatory Note:

Rio Tinto plc and Rio Tinto Limited (the “Company”) has previously filed the following Registration Statements of Form S-8 (collectively, the “Registration Statements”) with the Securities and Exchange Commission (the “SEC”):

•Registration Statement on Form S-8 (File No. 333-147914) filed with the SEC by the Company on December 7, 2007, registering 1,025,000 ordinary shares of 10 p each of Rio Tinto plc to be issued under the Rio Tinto plc Share Option Plan 2004 (the “RTP SOP 2004”), 103,000 shares of Rio Tinto plc to be issued under the Rio Tinto plc Management Share Plan 2007 (the “RTP MSP”) and 20,000 shares of Rio Tinto Limited to be issued under the Rio Tinto Limited Management Share Plan 2007 (the “RTL MSP”);

•Registration Statement on Form S-8 (File No. 333-156093) filed by the Company on December 12, 2008 registering 119,000 ordinary shares of 10 p each of Rio Tinto plc to be issued under the RTP SOP 2004, 1,982,000 ordinary shares of 10 p each of Rio Tinto plc to be issued under the RTP MSP and 213,000 shares of Rio Tinto Limited to be issued under the RTL MSP;

•Registration Statement on Form S-8 (File No. 333-202546) filed by the Company on March 6, 2015 registering 600,000 ordinary shares of 10 p each of Rio Tinto plc to be issued under the RTP SOP 2004; and

•Registration Statement on Form S-8 (File No. 333-202547) filed with the SEC by the Company on March 6, 2015, registering 330,000 ordinary shares of 10 p each of Rio Tinto plc to be issued under the Rio Tinto plc Bonus Deferral Plan (the “RTP BDP”), and 40,000 shares of Rio Tinto Limited to be issued under the Rio Tinto Limited Bonus Deferral Plan (the “RTL BDP”).

The Company has terminated the offering of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of London, United Kingdom, on December 17, 2020.

Rio Tinto plc	Rio Tinto Limited
(Registrant)	(Registrant)

By /s/ Steve Allen	By /s/ Steve Allen
Steve Allen	Steve Allen
Company Secretary	Joint Company Secretary
(Signature and Title)	(Signature and Title)